Exhibit 99.1

FOR IMMEDIATE RELEASE

October 22, 2013

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Third Quarter Results

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 126-year-old IBERIABANK (www.iberiabank.com), reported operating results for the third quarter ended September 30, 2013. For the quarter, the Company reported income available to common shareholders of $23 million, or $0.78 fully diluted earnings per share. In the third quarter of 2013, the Company incurred costs to implement previously disclosed earnings improvement initiatives and other non-operating costs equal to $2.2 million on a pre-tax basis, or $0.05 per share on an after-tax basis. Excluding those items, EPS in the third quarter of 2013 was $0.83 per share on a non-GAAP operating basis, compared to $0.69 per share in the second quarter of 2013 (refer to press release supplemental table).

Daryl G. Byrd, President and Chief Executive Officer, commented, “During the third quarter of 2013, we experienced solid growth in loans and deposits and a fairly stable margin during the third quarter. The decline in mortgage activity in the third quarter was offset by excellent growth in other fee income products and services. We are very pleased with the progress we achieved in our profitability improvement initiative during the third quarter. Our enhanced efficiency efforts included closing or consolidating 10 bank branches and three mortgage locations as we fine-tune our distribution system. This is an ongoing, proactive effort and we anticipate additional expense savings and revenue enhancements to be realized over the next few quarters. We remain focused on achieving the EPS guidance we projected for the investment community and our shareholders.”

Highlights for the Third Quarter of 2013 and September 30, 2013:

•	The net interest margin declined two basis points on a linked quarter basis to 3.37%. Management stated comfort with expectations for the net interest margin in the fourth quarter of 2013 to be near the upper-end of the previously disclosed guidance range of 3.30% to 3.35%.

•	The Company’s profitability improvement initiatives have achieved aggregate annual run-rate benefits in excess of $21 million. In the third quarter of 2013, operating expenses declined $4 million, or 4%, on a linked quarter basis.

•	Gross loan growth was $295 million, or 4%, between quarter-ends (16% annualized rate), excluding all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively “Acquired Assets”).

•	Total deposits increased $309 million, or 3%, between quarter-ends (12% annualized rate). Noninterest bearing deposits increased $474 million, or 23%, and time deposits decreased $104 million, or 5%, during the third quarter. Approximately 52% of the noninterest bearing deposit increase during the third quarter was the result of organic client growth and 48% due to a shift in interest-bearing deposits into noninterest bearing deposits. At September 30, 2013, noninterest bearing deposits equated to 23% of total deposits.

•	The Company’s legacy asset quality continued to be strong in the third quarter of 2013. Nonperforming assets (“NPAs”), excluding Acquired Assets, equated to 0.66% of total assets at September 30, 2013, compared to 0.69% at June 30, 2013. On that basis, loans past due 30 days or more equated to 0.75% of total loans at September 30, 2013, compared to 0.88% at June 30, 2013. Classified assets excluding Acquired Assets decreased $20 million, or 20%, during the third quarter, and decreased from 0.85% of total assets at June 30, 2013, to 0.66% at September 30, 2013.

•	The Company recorded a $2 million loan loss provision in the third quarter of 2013, unchanged on a linked quarter basis. Net charge-offs totaled $239,000 in the third quarter of 2013 (the second lowest level of net charge-offs in the Company’s history), or an annualized 0.01% of average loans, compared to 0.05% of average loans in the second quarter of 2013, and 0.05% of average loans over the past seven quarters.

•	Capital ratios remained strong. At September 30, 2013, the Company’s tangible common equity ratio was 8.64%, Tier 1 common ratio was 10.95%, and total risk based capital ratio was 13.28%.

Table A - Summary Financial Results

	For the Quarter Ended:			Linked Quarter
Selected Financial Data	9/30/2012	6/30/2013	9/30/2013	% Change
Net Income ($ in thousands)	$21,234	$15,590	$23,192	49%
Per Share Data:
Fully Diluted Earnings	$0.73	$0.53	$0.78	48%
Operating Earnings (Non-GAAP)	0.83	0.69	0.83	21%
Pre-provision Operating Earnings (Non-GAAP)	0.92	0.73	0.89	21%
Tangible Book Value	37.07	36.30	37.00	2%

				Linked Quarter
	As of and for the Quarter Ended:			Basis Point
Key Ratios	9/30/2012	6/30/2013	9/30/2013	Change
Return on Average Assets	0.69%	0.49%	0.71%	22	bps
Return on Average Common Equity	5.56%	4.09%	6.08%	199	bps
Return on Average Tangible Common Equity (Non-GAAP)	7.91%	5.96%	8.74%	278	bps
Net Interest Margin (TE) (1)	3.58%	3.39%	3.37%	(2	) bps
Tangible Efficiency Ratio (TE) (1) (Non-GAAP)	74.3%	81.9%	74.5%	(737	) bps
Tangible Common Equity Ratio (Non-GAAP)	9.01%	8.69%	8.64%	(5	) bps
Tier 1 Leverage Ratio	10.01%	9.59%	9.65%	6	bps
Tier 1 Common Ratio (Non-GAAP)	12.04%	11.08%	10.95%	(13	) bps
Total Risk Based Capital Ratio	14.54%	13.45%	13.28%	(17	) bps
Net Charge-Offs to Average Loans (2)	0.12%	0.06%	0.02%	(4	) bps
Nonperforming Assets to Total Assets (2)	0.65%	0.69%	0.66%	(3	) bps

	For the Quarter Ended:
	GAAP		Non GAAP
Adjusted Selected Key Ratios	9/30/2013	Adjustments (3)	9/30/2013
Return on Average Assets	0.71%	0.05%	0.76%
Return on Average Common Equity	6.08%	0.38%	6.46%
Return on Average Tangible Common Equity (Non-GAAP)	8.74%	0.53%	9.27%
Tangible Efficiency Ratio (TE)(1) (Non-GAAP)	74.5%	(1.6%)	73.0%

(1)	Fully taxable equivalent basis.
(2)	Excluding FDIC Covered Assets and Acquired Assets.
(3)	Adjusted results exclude the income statement impact of the non-operating items included in Table 11, net of tax where applicable, without adjustment to any balance sheet accounts.

Refer to press release supplemental table for a reconciliation of GAAP and non-GAAP measures.

Operating Results

On a linked quarter basis, average earning assets increased $89 million, or 1%, as average loans and the FDIC receivable increased $186 million, or 2%, average investment securities increased $34 million, or 2%, and other earning assets declined $132 million, or 26%. Also on a linked quarter basis, the average earning asset yield decreased six basis points, and the cost of interest bearing liabilities decreased two basis points. As a result, the tax-equivalent net interest margin declined two basis points. Tax-equivalent net interest income increased $0.9 million, or 1%, as the growth in average earning assets offset the slight decline in the net interest margin.

Table B - Quarterly Average Yields/Cost (1)

	For Quarter Ended:			Linked Quarter
				Basis Point
	9/30/2012	6/30/2013	9/30/2013	Change
Investment Securities	2.22%	1.92%	1.98%	6	bps
Covered Loans, net of loss share receivable	7.60%	5.11%	3.66%	(145	) bps
Noncovered Loans	4.55%	4.40%	4.39%	(1	) bps

Loans & Loss Share Receivable	4.71%	4.35%	4.21%	(14	) bps
Mortgage Loans Held For Sale	3.21%	3.17%	4.32%	115	bps
Other Earning Assets	0.85%	0.87%	0.89%	2	bps

Total Earning Assets	4.14%	3.80%	3.74%	(6	) bps
Interest Bearing Deposits	0.58%	0.42%	0.40%	(2	) bps
Short-Term Borrowings	0.21%	0.16%	0.14%	(2	) bps
Long-Term Borrowings	3.10%	3.39%	3.37%	(2	) bps

Total Interest Bearing Liabilities	0.69%	0.51%	0.49%	(2	) bps

Net Interest Spread	3.45%	3.29%	3.25%	(4	) bps
Net Interest Margin	3.58%	3.39%	3.37%	(2	) bps

(1)	Earning asset yields are shown on a fully taxable equivalent basis.

The average investment yield improved six basis points during the third quarter of 2013 as a result of reduced bond premium amortization.

The non-covered loan yield declined one basis point as many of the major loan categories experienced fairly stable yields between quarters. The covered loan yield (net of loss share receivable amortization) decreased 145 basis points and the associated covered income declined $4 million, or 35%. The decline in covered income was $2 million less than projected primarily due to accelerated FDIC Indemnification Asset (“IA”) amortization as cash flow improvements during the quarter contributed to higher levels of amortization.

For the fourth quarter of 2013, the Company projects the prospective yield on the covered loan portfolio net of the IA to approximate 4.11%, compared to 3.66% in the third quarter. The average balance of the net covered loan portfolio is projected to decline approximately $101 million, based on current cash flow assumptions and estimates. Net income on the covered loan portfolio is projected to remain fairly stable between the third and fourth quarters of 2013.

On a period-end basis, the IA declined $36 million, or 15%, from $241 million at June 30, 2013 to $205 million at September 30, 2013. The portion of the IA collectible from the FDIC decreased $23 million, or 26%, while the collectible portion from OREO and customers declined $13 million, or 9%.

In the third quarter of 2013, the Company recorded net charge-offs of $239,000, or 0.01% of average loans on an annualized basis and an aggregate provision for credit losses totaling $3.6 million that was divided into two parts – a $2 million provision for loan losses and a $1.6 million provision for unfunded lending commitments, the latter of which is included in noninterest expense.

Aggregate noninterest income increased less than $1 million, or 2%, on a linked quarter basis. The primary changes in noninterest income on a linked quarter basis were:

•	Decreased mortgage income of $2.5 million, or 14%;

•	Decreased title revenue of $0.2 million, or 4%; offset by

•	Increased deposit service charge income of $0.4 million, or 6%;

•	Increased ATM and debit card income of $0.1 million, or 5%; and

•	Increased client derivative income of $1.8 million.

The rapidly changing interest rate environment and greater client preferences for long-term fixed rate financing resulted in enhanced client interest in loan interest rate derivative-related transactions. As a result, the Company has experienced a substantial increase in the level of interest rate derivative activity executed on behalf of clients, and thus, a significant increase in customer derivative commission income over the last several quarters.

The $2.5 million decline in mortgage income was the result of lower production and sales volumes and lower net valuations of derivatives and mortgage loans held for sale due primarily to the changing interest rate environment. The decline in income was partially offset by a $1.9 million reduction in mortgage commission and mortgage production incentives expense (included in noninterest expense).

In the third quarter of 2013, the Company originated $507 million in residential mortgage loans, down $165 million, or 25%, on a linked quarter basis. The decrease in origination volume was the result of the unprecedented rapid increase in mortgage loan rates during the third quarter. Client loan refinancing opportunities accounted for approximately 19% of mortgage loan applications in the third quarter of 2013, compared to 31% in the second quarter of 2013, and approximately 18% between September 30, 2013, and October 11, 2013. The Company sold $552 million in mortgage loans during the third quarter of 2013, down $132 million, or 19%, on a linked quarter basis. Margins on the sale of mortgage loans declined approximately 20 basis points on a linked quarter basis. The mortgage origination pipeline was approximately $182 million at September 30, 2013, compared to $265 million at June 30, 2013, and was approximately $191 million at October 11, 2013. Mortgage loan repurchases and make-whole payments were approximately $0.1 million in the third quarter of 2013, down compared to the second quarter of 2013. The Company’s mortgage business primarily focuses on retail mortgage loans originated through the Company’s origination staff; less than 0.5% of originations year-to-date were purchased through correspondent mortgage loan providers (primarily for community reinvestment-related loan opportunities).

Assets under management at IBERIA Wealth Advisors (“IWA”) were $1.1 billion at September 30, 2013, up 1% compared to June 30, 2013. Income for IWA and IBERIA Capital Partners (“ICP”) increased 7% and 5%, respectively, on a linked quarter basis. ICP experienced modestly lower investment banking income in the third quarter but very strong sales and trading revenues.

Noninterest expense decreased $9 million, or 8%, on a linked quarter basis and included the following changes:

•	Decreased mortgage commissions and production incentives of $1.9 million;

•	Decreased legal and professional expenses of $0.9 million;

•	Decreased base pay of $0.7 million;

•	Decreased marketing and business development expense of $0.7 million;

•	Decreased OREO property costs of $0.7 million;

•	Decreased ATM/debit card expense of $0.6 million; partially offset by

•	Increased provision for unfunded lending commitments of $1.1 million; and

•	Increased merger and conversion-related expense of $0.1 million.

Excluding non-operating expenses, total expenses declined $4 million, or 4%, from $110 million in the second quarter of 2013 to $106 million in the third quarter of 2013.

During the third quarter, total headcount at the Company declined by 52 associates on a full-time equivalent basis, or 2%. In aggregate since March 31, 2013, the net headcount reduction equated to 163 associates, or 6% of total headcount. These figures do not include the favorable impact of reduced temporary and overtime costs. While additional expense and revenue improvement initiatives continue in earnest throughout the Company with significant future benefits projected, management stated the specific initiatives outlined to date have been fully executed upon and the targeted benefits have been achieved in aggregate as anticipated.

Loans

Total loans increased $140 million, or 2%, between June 30, 2013 and September 30, 2013. The loan portfolio associated with FDIC-assisted acquisitions at September 30, 2013, decreased $111 million, or 12%, compared to June 30, 2013. Excluding Acquired Assets, total loans increased $295 million, or 4% (16% annualized rate) during the third quarter. Legacy commercial loans increased $153 million, or 3% (which included $34 million in business banking loan growth, up 5%, or 18% annualized rate), legacy consumer loans increased $77 million, or 5%, and legacy mortgage loans increased $64 million, or 20%, during the quarter. Loan origination and renewal growth during the third quarter of 2013 were strongest in the Houston, Arkansas, and Baton Rouge markets. Loan origination mix in the third quarter of 2013 was 57% fixed rate and 43% floating rate and total loans outstanding (excluding nonaccruals) were 52% fixed and 48% floating. Loans and commitments originated and/or renewed during the third quarter of 2013 totaled $1.2 billion (down 6% on a linked quarter basis). Energy-related loans outstanding totaled $674 million at September 30, 2013, up $12 million, or 2%, compared to June 30, 2013, and equated to approximately 7% of total loans. The Company had no student loans outstanding at September 30, 2013.

Table C - Period-End Loans ($ in Millions)

	Period-End Balances ($ Millions)			% Change			Mix
	9/30/12	6/30/13	9/30/13	Year/Year	Qtr/Qtr	Annualized	6/30/13	9/30/13
Commercial	$4,669	$5,388	$5,541	19%	3%	11%	61%	61%
Consumer	1,485	1,711	1,788	20%	5%	18%	19%	20%
Mortgage	231	326	390	69%	20%	79%	4%	4%

Legacy Loans	$6,385	$7,425	$7,720	21%	4%	16%	84%	85%
Acquired Loans	705	560	516	-27%	-8%	-31%	6%	6%
Covered Loans	1,139	918	807	-29%	-12%	-48%	10%	9%

Total Loans	$8,230	$8,903	$9,043	10%	2%	6%	100%	100%

Deposits

Total deposits increased $309 million, or 3% (12% annualized rate), from June 30, 2013 to September 30, 2013. Noninterest bearing deposits increased $474 million, or 23%, and equated to 23% of total deposits at September 30, 2013, while NOW accounts decreased $348 million, or 14%. Approximately $246 million, or 48% of the change in noninterest bearing deposit volume, was the result of a transition of interest bearing NOW accounts into noninterest bearing deposits. The differential in rate on the transitioned deposits was three basis points. During the third quarter of 2013, the Company retained 95% of the deposit balances that were transferred to noninterest bearing deposits.

Money market and savings account volume increased $287 million, or 7%, between June 30, 2013 and September 30, 2013. Time deposits declined $104 million, or 5% between quarter-ends. Period-end deposit growth during the third quarter of 2013 was strongest in the Houston, Baton Rouge, Little Rock, Mobile, and Montgomery markets.

Table D - Period-End Deposits ($ in Millions)

	Period-End Balances ($ Millions)			% Change			Mix
	9/30/12	6/30/13	9/30/13	Year/Year	Qtr/Qtr	Annualized	6/30/13	9/30/13
Noninterest	$1,852	$2,055	$2,529	37%	23%	92%	19%	23%
NOW Accounts	2,039	2,485	2,137	5%	-14%	-56%	23%	20%
Savings/MMkt	3,791	4,134	4,421	17%	7%	28%	39%	40%
Time Deposits	2,231	1,968	1,864	-16%	-5%	-21%	19%	17%

Total Deposits	$9,913	$10,642	$10,951	10%	3%	12%	100%	100%

On an average balance and linked quarter basis, noninterest-bearing deposits increased $329 million, or 16%, and interest-bearing deposits decreased $239 million, or 3%. The rate on average interest-bearing deposits in the third quarter of 2013 was 0.40%, a decrease of two basis points on a linked quarter basis. Approximately $1.6 billion in time deposits are scheduled to re-price over the next 12 months at a weighted average cost of 0.63%. An additional $0.2 billion in time deposits are scheduled to re-price the following 12 months at a weighted average cost of 1.07%. During the third quarter of 2013, new and re-priced time deposits were booked at an average cost of 0.31%. The Company experienced a time deposit retention rate of 87% in the third quarter of 2013 with an average 34 basis point reduction in rate.

Other Assets And Funding

Excess liquidity averaged $213 million in the third quarter of 2013, down $81 million, or 28%, on a linked quarter basis. The investment portfolio remained stable at $2.1 billion on average in the third quarter of 2013. On a period-end basis, the investment portfolio equated to $2.1 billion, or 16% of total assets at September 30, 2013, unchanged compared to June 30, 2013. The investment portfolio had a modified duration of 3.5 years at September 30, 2013, down compared to 3.9 years at June 30, 2013. At current prepayment speeds, the investment portfolio is projected to create cash flows of approximately $434 million over the next 15 months, or 21% of the total investment portfolio. The Company estimates that a potential increase in interest rates of 100 and 200 basis points at September 30, 2013 would extend the duration of the investment portfolio by 0.6 and 0.8 years, respectively. The investment portfolio went from an $8 million unrealized loss at June 30, 2013, to a $3 million unrealized loss at September 30, 2013. The average yield on investment securities increased six basis points on a linked quarter basis to 1.98% in the third quarter of 2013. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised only 9% of total investments at September 30, 2013. The Company holds no sovereign debt, corporate debt or equity securities, or derivative exposure to foreign counterparties.

On a linked quarter basis, average long-term debt decreased $11 million, or 4%, and the cost of debt decreased two basis points to 3.37%. The cost of average interest bearing liabilities was 0.49% in the third quarter of 2013, a decrease of two basis points on a linked quarter basis.

Asset Quality

To provide additional consistency and transparency for financial reporting of Acquired Assets, the Company divides Acquired Assets into five distinct categories:

1)	Legacy assets that were originated and not acquired;

2)	Acquired Assets that are scheduled to lose FDIC loss share coverage over the next 12 months;

3)	Acquired Assets that will continue to be covered under FDIC loss share coverage beyond the next 12 months;

4)	Acquired Assets not covered under FDIC loss share agreements using SOP accounting treatment (in accordance with ASC Topic 310-30); and

5)	Acquired Assets not covered under FDIC loss share agreements not using SOP accounting treatment.

Table E – Legacy Asset Quality Summary

Excludes the impact of all Acquired Assets (FDIC-assisted acquisitions and other acquisitions, impaired and not impaired)

	For Quarter Ended:			% or Basis Point Change
($ thousands)	9/30/2012	6/30/2013	9/30/2013	Year/Year		Qtr/Qtr
Nonperforming Assets	$66,444	$76,033	$75,863	14%		0%
Past Due Loans	58,487	65,316	57,662	-1%		-12%
Classified Assets	144,090	97,818	78,059	-46%		-20%
Nonperforming Assets/Assets	0.65%	0.69%	0.66%	1	bps	(3	)bps
NPAs/(Loans + OREO)	1.04%	1.02%	0.98%	(6	) bps	(4	)bps
Classified Assets/Assets	1.32%	0.85%	0.66%	(66	) bps	(19	)bps
(Past Dues & Nonaccruals)/Loans	0.92%	0.88%	0.75%	(17	) bps	(13	)bps
Provision For Loan Losses	$226	$4,949	$2,868	1169%		-42%
Net Charge-Offs/(Recoveries)	1,923	1,028	303	-84%		-71%

Provision Less Net Charge-Offs	$(1,697)	$3,921	$2,565	251%		-35%
Net Charge-Offs/Average Loans	0.12%	0.06%	0.02%	(11	) bps	(4	)bps
Allowance For Loan Losses/Loans	1.21%	0.83%	0.83%	(37	) bps	0	bps
Allowance for Credit Losses to Total Loans	1.21%	0.97%	0.99%	(22	) bps	2	bps

Legacy NPAs at September 30, 2013 were $76 million, essentially unchanged compared to June 30, 2013. NPAs equated to 0.66% of total assets at September 30, 2013, compared to 0.69% of total assets at June 30, 2013. Loans past due 30 days or more (including nonaccruing loans) decreased $8 million, or 12%, and represented 0.75% of total loans at September 30, 2013, compared to 0.88% at June 30, 2013. Classified assets declined $20 million, or 20%, during the third quarter of 2013.

Table F provides a breakdown of Acquired Assets under the other four categories pertaining to Acquired Assets and the asset quality performance measures associated with Acquired Assets in each category.

Table F – Acquired Assets By Portfolio Type

All FDIC-assisted acquisitions and other acquired loans (impaired and not impaired)

	Covered Assets		Non-Covered Acquired Assets		Total Acquired Assets
($ thousands)	Continued Loss Share Coverage beyond next 12 Months	Losing Loss Share Coverage within next 12 Months	SOP Assets	Non-SOP Assets
Loans, net	$731,225	$75,777	$484,901	$31,561	$1,323,464
Other Real Estate Owned	82,137	4,962	11,281	—	98,380
Allowance for Loan Losses	(65,596)	(13,455)	(5,329)	—	(84,380)
Nonaccrual loans	$225,252	$30,059	$42,480	$62	$297,853
Foreclosed assets	1,483	—	67	—	1,550
Other real estate owned	80,654	4,962	11,214	—	96,830
Accruing Loans More Than 90 Days Past Due	7,191	—	2,235	—	9,426

Nonperforming Assets	314,580	35,021	55,996	62	405,659
Total Past Due Loans	$221,925	$48,847	$50,374	$172	$321,318
NPAs/(Loans + OREO)	38.68%	43.38%	11.29%	0.20%	28.53%
(Past Dues & Nonaccruals)/Loans	30.35%	64.46%	10.39%	0.54%	24.28%
Provision For Loan Losses	$588	$13	$(1,455)	$—	$(854)
Net Charge-Offs/(Recoveries)	(49)	—	(35)	20	(64)

Provision Less Net Charge-Offs	$637	$13	$(1,420)	$(20)	$(790)
Net Charge-Offs/Average Loans	-0.03%	0.00%	-0.03%	0.25%	-0.02%
Allowance for Loan Losses/Loans	8.97%	17.76%	1.10%	0.00%	6.38%
Allowance for Credit Losses to Total Loans	10.81%	0.00%	1.10%	0.00%	6.38%

Capital Position

The Company maintains favorable capital strength. At September 30, 2013, the Company reported a tangible common equity ratio of 8.64%, down five basis points compared to June 30, 2013. At September 30, 2013, the Company’s preliminary Tier 1 leverage ratio was 9.65%, up six basis points compared to June 30, 2013. The Company’s preliminary total risk-based capital ratio at September 30, 2013 was 13.28%, down 18 basis points compared to June 30, 2013. The decline in the risk-based capital ratio was due in part to the redeployment of FDIC-loan pay downs that carried a 20% risk weighting into non-covered loans that carried a higher risk weighting.

On October 26, 2011, the Company announced a share repurchase program totaling 900,000 shares of common stock. No shares were repurchased under this program during the third quarter of 2013. A total of 46,692 shares remain under the currently authorized share repurchase program.

At September 30, 2013, book value per share was $51.30, up $0.65 per share compared to June 30, 2013. Tangible book value per share was $37.00, up $0.70 per share compared to June 30, 2013. Based on the closing stock price of the Company’s common stock of $57.55 per share on October 22, 2013, this price equated to 1.12 times September 30, 2013 book value and 1.55 times September 30, 2013 tangible book value per share.

On September 17, 2013, the Company declared a quarterly cash dividend of $0.34 per share. This dividend level equated to an annualized dividend rate of $1.36 per share and an indicated dividend yield of 2.36%.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 267 combined offices, including 170 bank branch offices and four LPOs in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 21 title insurance offices in Arkansas and Louisiana, mortgage representatives in 63 locations in 12 states, eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $1.7 billion, based on the NASDAQ closing stock price on October 22, 2013.

The following 12 investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods

•	Merion Capital Group

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Wednesday, October 23, 2013, beginning at 8:00 a.m. Central Time by dialing 1-800-553-5260. The confirmation code for the call is 304685. A replay of the call will be available until midnight Central Time on October 30, 2013 by dialing 1-800-475-6701. The confirmation code for the replay is 304685. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Forward Looking Statements

To the extent that statements in this press release and the accompanying PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the level of market volatility, our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and refinements to purchase accounting adjustments for, acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales ,our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Act and those adopted by the Basel Committee and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure and those of third-party providers of those services, hurricanes and other adverse weather events, the modest trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and at the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release and the accompanying PowerPoint presentation is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

Table 1 - IBERIABANK CORPORATION

FINANCIAL HIGHLIGHTS

	For The Quarter Ended			For The Quarter Ended
	September 30,			June 30,
	2013	2012	% Change	2013	% Change
Income Data (in thousands):
Net Interest Income	$97,452	$96,726	1%	$96,482	1%
Net Interest Income (TE) (1)	99,773	99,143	1%	98,878	1%
Net Income	23,192	21,234	9%	15,590	49%
Earnings Available to Common Shareholders - Basic	23,192	21,234	9%	15,590	49%
Earnings Available to Common Shareholders - Diluted	22,767	20,828	9%	15,297	49%
Per Share Data:
Earnings Available to Common Shareholders - Basic	$0.78	$0.73	7%	$0.53	49%
Earnings Available to Common Shareholders - Diluted	0.78	0.73	7%	0.53	48%
Operating Earnings (Non-GAAP)	0.83	0.83	(0%)	0.69	21%
Book Value	51.30	51.44	(0%)	50.65	1%
Tangible Book Value (2)	37.00	37.07	(0%)	36.30	2%
Cash Dividends	0.34	0.34	—	0.34	—
Closing Stock Price	51.91	45.80	13%	53.61	(3%)
Key Ratios: (3)
Operating Ratios:
Return on Average Assets	0.71%	0.69%		0.49%
Return on Average Common Equity	6.08%	5.56%		4.09%
Return on Average Tangible Common Equity (2)	8.74%	7.91%		5.96%
Net Interest Margin (TE) (1)	3.37%	3.58%		3.39%
Efficiency Ratio	76.9%	76.7%		84.4%
Tangible Efficiency Ratio (TE) (1) (2)	74.5%	74.3%		81.9%
Full-time Equivalent Employees	2,559	2,684		2,611
Capital Ratios:
Tangible Common Equity Ratio (Non-GAAP)	8.64%	9.01%		8.69%
Tangible Common Equity to Risk-Weighted Assets	10.93%	12.35%		11.04%
Tier 1 Leverage Ratio	9.65%	10.01%		9.59%
Tier 1 Capital Ratio	12.02%	13.27%		12.21%
Total Risk Based Capital Ratio	13.28%	14.54%		13.46%
Common Stock Dividend Payout Ratio	43.6%	47.2%		64.8%
Asset Quality Ratios:
Excluding FDIC Covered Assets and Acquired Assets
Nonperforming Assets to Total Assets (4)	0.66%	0.65%		0.69%
Allowance for Loan Losses to Loans	0.83%	1.21%		0.83%
Net Charge-offs to Average Loans	0.02%	0.12%		0.06%
Nonperforming Assets to Total Loans and OREO (4)	0.98%	1.04%		1.02%

	For The Quarter Ended		For The Quarter Ended
	September 30,		June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Balance Sheet Summary (in thousands):	End of Period	Average	Average	Average	Average
Excess Liquidity (5)	$292,706	$213,092	$294,544	$629,406	$432,752
Total Investment Securities	2,120,067	2,096,974	2,096,166	2,096,229	1,957,542
Loans, Net of Unearned Income	9,043,037	8,975,347	8,748,476	8,543,538	8,384,218
Loans, Net of Unearned Income, Excluding Covered Assets and Acquired Assets	7,719,573	7,616,272	7,262,803	6,922,784	6,636,343
Total Assets	13,145,077	12,944,435	12,881,551	13,075,008	12,692,665
Total Deposits	10,950,764	10,728,256	10,638,478	10,703,883	10,315,944
Total Shareholders’ Equity	1,525,268	1,514,155	1,528,606	1,531,068	1,533,561

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(3)	All ratios are calculated on an annualized basis for the period indicated.
(4)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5)	Excess Liquidity includes interest-bearing deposits in banks and fed funds sold, but excludes liquidity sources and uses from off-balance sheet arrangements.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 2 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	September 30,			June 30,
BALANCE SHEET (End of Period)	2013	2012	% Change	2013	% Change
ASSETS
Cash and Due From Banks	$260,742	$206,373	26.3%	$227,114	14.8%
Interest-bearing Deposits in Banks	292,706	416,693	(29.8%)	120,451	143.0%

Total Cash and Equivalents	553,448	623,066	(11.2%)	347,565	59.2%
Investment Securities Available for Sale	1,964,389	1,757,934	11.7%	1,912,058	2.7%
Investment Securities Held to Maturity	155,678	188,999	(17.6%)	163,240	(4.6%)

Total Investment Securities	2,120,067	1,946,933	8.9%	2,075,298	2.2%
Mortgage Loans Held for Sale	108,285	211,132	(48.7%)	162,031	(33.2%)
Loans, Net of Unearned Income	9,043,037	8,229,946	9.9%	8,903,037	1.6%
Allowance for Loan Losses	(148,545)	(201,387)	(26.2%)	(162,903)	(8.8%)

Loans, Net	8,894,492	8,028,559	10.8%	8,740,134	1.8%
Loss Share Receivable	204,885	431,167	(52.5%)	241,040	(15.0%)
Premises and Equipment	289,157	304,699	(5.1%)	296,988	(2.6%)
Goodwill and Other Intangibles	426,384	424,154	0.5%	427,581	(0.3%)
Other Assets	548,359	564,409	(2.8%)	532,866	2.9%

Total Assets	$13,145,077	$12,534,119	4.9%	$12,823,503	2.5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$2,529,296	$1,851,569	36.6%	$2,055,333	23.1%
NOW Accounts	2,136,624	2,038,783	4.8%	2,484,824	(14.0%)
Savings and Money Market Accounts	4,420,776	3,791,616	16.6%	4,133,770	6.9%
Certificates of Deposit	1,864,068	2,231,143	(16.5%)	1,967,791	(5.3%)

Total Deposits	10,950,764	9,913,111	10.5%	10,641,718	2.9%
Short-term Borrowings	—	290,000	(100.0%)	—	—
Securities Sold Under Agreements to Repurchase	258,850	241,501	7.2%	289,377	(10.5%)
Trust Preferred Securities	111,862	111,862	—	111,862	—
Other Long-term Debt	169,239	317,442	(46.7%)	171,623	(1.4%)
Other Liabilities	129,094	145,049	(11.0%)	104,162	23.9%

Total Liabilities	11,619,809	11,018,965	5.5%	11,318,742	2.7%
Total Shareholders’ Equity	1,525,268	1,515,154	0.7%	1,504,761	1.4%

Total Liabilities and Shareholders’ Equity	$13,145,077	$12,534,119	4.9%	$12,823,503	2.5%

	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET (Average)	2013	2013	2013	2012	2012
ASSETS
Cash and Due From Banks	$219,113	$219,344	$220,746	$212,404	$192,891
Interest-bearing Deposits in Banks	213,092	294,544	629,406	432,752	236,653
Investment Securities	2,096,974	2,096,166	2,096,229	1,957,542	2,005,975
Mortgage Loans Held for Sale	119,343	170,620	178,387	212,432	182,543
Loans, Net of Unearned Income	8,975,347	8,748,476	8,543,538	8,384,218	8,016,829
Allowance for Loan Losses	(160,994)	(183,783)	(245,384)	(196,634)	(180,798)
Loss Share Receivable	228,047	268,700	384,319	411,328	448,746
Other Assets	1,253,513	1,267,484	1,267,767	1,278,623	1,279,715

Total Assets	$12,944,435	$12,881,551	$13,075,008	$12,692,665	$12,182,554

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$2,338,772	$2,010,263	$1,937,890	$1,928,361	$1,773,302
NOW Accounts	2,257,050	2,488,721	2,464,922	2,207,032	2,023,769
Savings and Money Market Accounts	4,213,765	4,113,671	4,170,123	3,935,675	3,701,947
Certificates of Deposit	1,918,669	2,025,823	2,130,948	2,244,876	2,206,939

Total Deposits	10,728,256	10,638,478	10,703,883	10,315,944	9,705,957
Short-term Borrowings	1,630	77	500	9,239	121,957
Securities Sold Under Agreements to Repurchase	288,029	294,712	292,448	262,027	245,486
Trust Preferred Securities	111,862	111,862	111,862	111,862	113,905
Long-term Debt	170,452	181,884	300,071	312,190	324,923
Other Liabilities	130,052	125,932	135,176	147,842	150,988

Total Liabilities	11,430,280	11,352,945	11,543,940	11,159,104	10,663,216
Total Shareholders’ Equity	1,514,155	1,528,606	1,531,068	1,533,561	1,519,338

Total Liabilities and Shareholders’ Equity	$12,944,435	$12,881,551	$13,075,008	$12,692,665	$12,182,554

Table 3 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Three Months Ended
	September 30,			June 30,
INCOME STATEMENT	2013	2012	% Change	2013	% Change
Interest Income	$108,512	$111,951	(3.1%)	$108,177	0.3%
Interest Expense	11,060	15,225	(27.4%)	11,695	(5.4%)

Net Interest Income	97,452	96,726	0.8%	96,482	1.0%
Provision for Loan Losses	2,014	4,053	(50.3%)	1,807	11.4%

Net Interest Income After Provision for Loan Losses	95,438	92,673	3.0%	94,675	0.8%
Service Charges	7,512	6,952	8.1%	7,106	5.7%
ATM / Debit Card Fee Income	2,476	2,377	4.2%	2,357	5.0%
BOLI Proceeds and Cash Surrender Value Income	908	916	(0.9%)	901	0.8%
Mortgage Income	15,202	23,215	(34.5%)	17,708	(14.2%)
Gain (Loss) on Sale of Investments, Net	13	41	(68.3%)	(57)	122.8%
Title Revenue	5,482	5,623	(2.5%)	5,696	(3.8%)
Broker Commissions	3,950	3,092	27.8%	3,863	2.3%
Other Noninterest Income	7,720	4,337	78.0%	4,915	57.1%

Total Noninterest Income	43,263	46,553	(7.1%)	42,489	1.8%
Salaries and Employee Benefits	59,234	59,938	(1.2%)	63,815	(7.2%)
Occupancy and Equipment	14,572	13,869	5.1%	14,283	2.0%
Amortization of Acquisition Intangibles	1,179	1,287	(8.4%)	1,181	(0.2%)
Other Noninterest Expense	33,166	34,754	(4.6%)	38,082	(12.9%)

Total Noninterest Expense	108,152	109,848	(1.5%)	117,361	(7.8%)
Income Before Income Taxes	30,549	29,378	4.0%	19,803	54.3%
Income Taxes	7,357	8,144	(9.7%)	4,213	74.6%

Net Income	$23,192	$21,234	9.2%	$15,590	48.8%

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	23,192	21,234	9.2%	15,590	48.8%

Earnings Allocated to Unvested Restricted Stock	(425)	(406)	4.5%	(293)	45.1%

Earnings Available to Common Shareholders - Diluted	22,767	20,828	9.3%	15,297	48.8%

Earnings Per Share, Diluted	$0.78	$0.73	7.1%	$0.53	48.4%

Impact of Non-Operating Expenses (Non-GAAP)	$0.05	$0.10	(51.2%)	$0.16	(69.2%)

Earnings Per Share, Diluted, Excluding Non-operating Expenses (Non-GAAP)	$0.83	$0.83	(0.3%)	$0.69	20.5%

NUMBER OF SHARES OUTSTANDING
Basic Shares - All Classes (Average)	29,631,799	29,066,000	1.9%	29,610,315	0.1%
Diluted Shares - Common Shareholders (Average)	29,147,232	28,548,432	2.1%	29,066,906	0.3%
Book Value Shares (Period End) (1)	29,734,459	29,456,748	0.9%	29,710,058	0.1%

	2013			2012
	Third	Second	First	Fourth	Third
INCOME STATEMENT	Quarter	Quarter	Quarter	Quarter	Quarter
Interest Income	$108,512	$108,177	$106,416	$114,779	$111,951
Interest Expense	11,060	11,695	13,545	14,789	15,225

Net Interest Income	97,452	96,482	92,871	99,990	96,726
(Reversal of) Provision for Loan Losses	2,014	1,807	(3,377)	4,866	4,053

Net Interest Income After (Reversal of) Provision for Loan Losses	95,438	94,675	96,248	95,124	92,673
Total Noninterest Income	43,263	42,489	44,491	50,354	46,553
Total Noninterest Expense	108,152	117,361	144,898	113,441	109,848

Income (Loss) Before Income Taxes	30,549	19,803	(4,159)	32,037	29,378
Income Taxes	7,357	4,213	(4,876)	8,829	8,144

Net Income	$23,192	$15,590	$717	$23,208	$21,234

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	23,192	15,590	717	23,208	21,234

Earnings Allocated to Unvested Restricted Stock	(425)	(293)	(20)	(428)	(406)

Earnings Available to Common Shareholders - Diluted	$22,767	$15,297	$697	$22,780	$20,828

Earnings Per Share, Basic	$0.78	$0.53	$0.02	$0.79	$0.73

Earnings Per Share, Diluted	$0.78	$0.53	$0.02	$0.79	$0.73

Book Value Per Common Share	$51.30	$50.65	$51.33	$51.88	$51.44
Tangible Book Value Per Common Share	$37.00	$36.30	$36.93	$37.34	$37.07
Return on Average Assets	0.71%	0.49%	0.02%	0.73%	0.69%
Return on Average Common Equity	6.08%	4.09%	0.19%	6.02%	5.56%
Return on Average Tangible Common Equity	8.74%	5.96%	0.55%	8.62%	7.91%

(1)	Shares used for book value purposes exclude shares held in treasury at the end of the period.

Table 4 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Nine Months Ended
	September 30,
INCOME STATEMENT	2013	2012	% Change
Interest Income	$323,105	$330,422	(2.2%)
Interest Expense	36,299	48,662	(25.4%)

Net Interest Income	286,806	281,760	1.8%
Provision for Loan Losses	445	15,805	(97.2%)

Net Interest Income After Provision for Loan Losses	286,361	265,955	7.7%
Service Charges	21,415	19,557	9.5%
ATM / Debit Card Fee Income	7,017	6,566	6.9%
BOLI Proceeds and Cash Surrender Value Income	2,747	2,771	(0.9%)
Mortgage Income	51,841	55,118	(5.9%)
Gain on Sale of Investments, net	2,315	3,779	(38.7%)
Title Revenue	16,199	15,495	4.5%
Broker Commissions	11,347	9,254	22.6%
Other Noninterest Income	17,361	13,103	32.5%

Total Noninterest Income	130,242	125,643	3.7%
Salaries and Employee Benefits	185,578	172,878	7.3%
Occupancy and Equipment	44,050	39,496	11.5%
Amortization of Acquisition Intangibles	3,543	3,865	(8.3%)
Other Noninterest Expense	137,239	102,505	33.9%

Total Noninterest Expense	370,410	318,744	16.2%
Income Before Income Taxes	46,193	72,854	(36.6%)
Income Taxes	6,694	19,667	(66.0%)

Net Income	$39,499	$53,187	(25.7%)

Preferred Stock Dividends	—	—	—

Earnings Available to Common Shareholders - Basic	39,499	53,187	(25.7%)

Earnings Allocated to Unvested Restricted Stock	(744)	(1,007)	(26.1%)

Earnings Available to Common Shareholders - Diluted	38,755	52,180	(25.7%)

Earnings Per Share, diluted	$1.33	$1.81	(26.4%)

Table 5 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	September 30,			June 30,
LOANS	2013	2012	% Change	2013	% Change
Residential Mortgage Loans	563,455	463,402	21.6%	518,496	8.7%
Commercial Loans:
Real Estate	3,779,839	3,549,837	6.5%	3,744,238	1.0%
Business	2,684,243	2,449,125	9.6%	2,687,920	(0.1%)

Total Commercial Loans	6,464,082	5,998,962	7.8%	6,432,158	0.5%
Consumer Loans:
Indirect Automobile	369,755	319,389	15.8%	351,631	5.2%
Home Equity	1,281,015	1,200,886	6.7%	1,278,823	0.2%
Automobile	87,342	55,244	58.1%	76,427	14.3%
Credit Card Loans	60,637	49,330	22.9%	53,026	14.4%
Other	216,751	142,733	51.9%	192,476	12.6%

Total Consumer Loans	2,015,500	1,767,582	14.0%	1,952,383	3.2%

Total Loans	9,043,037	8,229,946	9.9%	8,903,037	1.6%

Allowance for Loan Losses	(148,545)	(201,387)		(162,903)

Loans, Net	$8,894,492	$8,028,558		$8,740,134

Reserve for Unfunded Commitments (1)	(11,959)	—	100.0%	(10,342)	15.6%
Allowance for Credit Losses	(160,503)	(201,387)	(20.3%)	(173,246)	(7.4%)

	September 30,			June 30,
ASSET QUALITY DATA (2)	2013	2012	% Change	2013	% Change
Nonaccrual Loans	$341,691	$567,006	(39.7%)	$409,775	(16.6%)
Foreclosed Assets	1,592	1,648	(3.4%)	1,647	(3.3%)
Other Real Estate Owned	127,395	127,525	(0.1%)	127,960	(0.4%)
Accruing Loans More Than 90 Days Past Due	10,844	5,538	95.8%	4,126	162.8%

Total Nonperforming Assets	$481,522	$701,717	(31.4%)	$543,508	(11.4%)

Loans 30-89 Days Past Due	$26,445	$59,063	(55.2%)	$35,204	(24.9%)
Nonperforming Assets to Total Assets	3.66%	5.60%	(34.6%)	4.24%	(13.6%)
Nonperforming Assets to Total Loans and OREO	5.25%	8.39%	(37.5%)	6.02%	(12.8%)
Allowance for Loan Losses to Nonperforming Loans (3)	42.1%	35.2%	19.8%	39.4%	7.1%
Allowance for Loan Losses to Nonperforming Assets	30.8%	28.7%	7.5%	30.0%	2.9%
Allowance for Loan Losses to Total Loans	1.64%	2.45%	(32.9%)	1.83%	(10.2%)
Allowance for Credit Losses to Nonperforming Loans (1) (3)	45.5%	35.2%	29.4%	41.9%	8.8%
Allowance for Credit Losses to Nonperforming Assets (1)	33.3%	28.7%	16.1%	31.9%	4.6%
Allowance for Credit Losses to Total Loans (1)	1.77%	2.45%	(27.5%)	1.95%	(8.8%)
Year to Date Charge-offs	$6,938	$7,230	(4.0%)	$4,375	N/M
Year to Date Recoveries	(4,353)	(2,495)	74.5%	(2,029)	N/M

Year to Date Net Charge-offs (Recoveries)	$2,585	$4,735	(45.4%)	$2,346	N/M

Quarter to Date Net Charge-offs (Recoveries)	$239	$1,923	(87.6%)	$1,136	(79.0%)

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.01%	0.10%	(88.9%)	0.05%	(79.8%)

(1)	During the second quarter of 2013, the Company segregated its allowance for credit losses into an allowance for loan losses and a reserve for unfunded commitments, which is included in other liabilities on its balance sheet.
(2)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, including assets acquired in FDIC-assisted transactions.
(3)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 6 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	September 30,			June 30,
LOANS (Excluding Covered Assets and Acquired Assets) (1)	2013	2012	% Change	2013	% Change
Residential Mortgage Loans	389,912	231,492	68.4%	325,847	19.7%
Commercial Loans:
Real Estate	2,951,465	2,401,530	22.9%	2,829,322	4.3%
Business	2,589,405	2,267,766	14.2%	2,558,866	1.2%

Total Commercial Loans	5,540,870	4,669,296	18.7%	5,388,187	2.8%
Consumer Loans:
Indirect Automobile	367,308	313,243	17.3%	348,479	5.4%
Home Equity	1,072,671	945,560	13.4%	1,059,375	1.3%
Automobile	86,680	54,835	58.1%	75,576	14.7%
Credit Card Loans	59,936	48,454	23.7%	52,243	14.7%
Other	202,196	122,514	65.0%	174,826	15.7%

Total Consumer Loans	1,788,791	1,484,606	20.5%	1,710,499	4.6%

Total Loans	7,719,573	6,385,394	20.9%	7,424,533	4.0%

Allowance for Loan Losses	(64,165)	(77,016)		(61,599)

Loans, Net	$7,655,408	$6,308,378		$7,362,934

Reserve for Unfunded Commitments (2)	(11,959)	—	100.0%	(10,342)	15.6%
Allowance for Credit Losses	(76,124)	(77,016)	(1.2%)	(71,942)	5.8%

ASSET QUALITY DATA (Excluding Covered Assets and	September 30,			June 30,
Acquired Assets)(1)	2013	2012	% Change	2013	% Change
Nonaccrual Loans	$43,838	$45,094	(2.8%)	$49,069	(10.7%)
Foreclosed Assets	42	19	118.6%	32	27.9%
Other Real Estate Owned	30,565	18,448	65.7%	25,860	18.2%
Accruing Loans More Than 90 Days Past Due	1,418	2,883	(50.8%)	1,071	32.4%

Total Nonperforming Assets	$75,863	$66,444	14.2%	$76,033	(0.2%)

Loans 30-89 Days Past Due	$12,406	$10,510	18.0%	$15,175	(18.3%)
Troubled Debt Restructurings (3)	19,941	21,840	(8.7%)	10,425	91.3%
Current Troubled Debt Restructurings (4)	1,468	483	203.6%	1,813	(19.0%)
Nonperforming Assets to Total Assets	0.66%	0.65%	1.4%	0.69%	(4.1%)
Nonperforming Assets to Total Loans and OREO	0.98%	1.04%	(5.7%)	1.02%	(4.1%)
Allowance for Loan Losses to Nonperforming Loans (5)	141.8%	160.5%	(11.7%)	122.9%	15.4%
Allowance for Loan Losses to Nonperforming Assets	84.6%	115.9%	(27.0%)	81.0%	4.4%
Allowance for Loan Losses to Total Loans	0.83%	1.21%	(31.1%)	0.83%	0.2%
Allowance for Credit Losses to Nonperforming Loans (1) (5)	168.2%	160.5%	4.8%	143.5%	17.2%
Allowance for Credit Losses to Nonperforming Assets (1)	100.3%	115.9%	(13.4%)	94.6%	6.1%
Allowance for Credit Losses to Total Loans (1)	0.99%	1.21%	(18.2%)	0.97%	1.8%
Year to Date Charge-offs	$6,785	$6,838	(0.8%)	$4,227	N/M
Year to Date Recoveries	(4,283)	(2,474)	73.1%	(2,028)	N/M

Year to Date Net Charge-offs (Recoveries)	$2,502	$4,364	(42.7%)	$2,199	N/M

Quarter to Date Net Charge-offs (Recoveries)	$303	$1,923	(84.2%)	$1,028	(70.5%)

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.02%	0.12%	(87.2%)	0.06%	(72.2%)

(1)	For purposes of this table, loans and nonperforming assets exclude all assets acquired.
(2)	During the second quarter of 2013, the Company segregated its allowance for credit losses into an allowance for loan losses and a reserve for unfunded commitments, which is included in other liabilities on its balance sheet.
(3)	Troubled debt restructurings meeting past due and nonaccruing criteria are included in loans past due and nonaccrual loans above.
(4)	Current troubled debt restructurings are defined as troubled debt restructurings not past due or on nonaccrual status for the respective periods.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 6A - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	September 30,			June 30,
LOANS (Covered Assets and Acquired Assets Only) (1)	2013	2012	% Change	2013	% Change
Residential Mortgage Loans	173,543	231,910	(25.2%)	192,649	(9.9%)
Commercial Loans:
Real Estate	828,743	1,148,307	(27.8%)	914,916	(9.4%)
Business	94,469	181,359	(47.9%)	129,054	(26.8%)

Total Commercial Loans	923,212	1,329,666	(30.6%)	1,043,970	(11.6%)
Consumer Loans:
Indirect Automobile	2,447	6,146	(60.2%)	3,152	(22.4%)
Home Equity	208,344	255,326	(18.4%)	219,448	(5.1%)
Automobile	662	409	61.8%	852	(22.2%)
Credit Card Loans	701	876	(19.9%)	783	(10.4%)
Other	14,555	20,219	(28.0%)	17,650	(17.5%)

Total Consumer Loans	226,709	282,976	(19.9%)	241,885	(6.3%)

Total Loans Receivable	1,323,464	1,844,552	(28.3%)	1,478,504	(10.5%)

Allowance for Loan Losses	(84,380)	(124,371)		(101,304)

Loans, Net	$1,239,084	$1,720,181		$1,377,200

	September 30,			June 30,
ASSET QUALITY DATA (Covered Assets and Acquired Assets Only) (1)	2013	2012	% Change	2013	% Change
Nonaccrual Loans	$297,853	$521,912	(42.9%)	$360,706	(17.4%)
Foreclosed Assets	1,550	1,629	(4.8%)	1,615	(4.0%)
Other Real Estate Owned	96,830	109,077	(11.2%)	102,099	(5.2%)
Accruing Loans More Than 90 Days Past Due	9,426	2,655	255.0%	3,055	208.6%

Total Nonperforming Assets	$405,659	$635,273	(36.1%)	$467,475	(13.2%)

Loans 30-89 Days Past Due	14,039	48,553	(71.1%)	20,028	(29.9%)
Nonperforming Assets to Total Assets	25.19%	27.70%	(9.0%)	26.85%	(6.2%)
Nonperforming Assets to Total Loans and OREO	28.53%	32.49%	(12.2%)	29.55%	(3.4%)
Allowance for Loan Losses to Nonperforming Loans (2)	27.5%	23.7%	15.8%	27.8%	(1.4%)
Allowance for Loan Losses to Nonperforming Assets	20.8%	19.6%	6.2%	21.7%	(4.0%)
Allowance for Loan Losses to Total Loans	6.38%	6.74%	(5.4%)	6.85%	(6.9%)
Year to Date Charge-offs	$153	$391	(61.0%)	$148	N/M
Year to Date Recoveries	(70)	(20)	241.2%	(0)	N/M

Year to Date Net Charge-offs (Recoveries)	$83	$371	(77.6%)	$148	N/M

Quarter to Date Net Charge-offs (Recoveries)	$(64)	$0	N/M	$108	(159.7%)

Quarter to Date Net Charge-offs to Average Loans (Annualized)	-0.02%	0.00%	N/M	0.03%	(164.5%)

(1)	For purposes of this table, acquired loans and nonperforming assets are presented only. Nonperforming assets include all loans meeting nonperforming asset criteria.

(2)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented

Table 7 - Non-Covered and Net Covered Loan Portfolio Volumes And Yields ($ in Millions)

	3Q 2012		4Q 2012		1Q 2013		2Q 2013		3Q 2013
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Non Covered Loans	$6,863	4.55%	$7,272	4.52%	$7,504	4.44%	$7,794	4.40%	$8,104	4.39%
FDIC Covered Loans	$1,154	18.88%	$1,112	17.53%	$1,039	16.05%	$955	12.62%	$872	13.90%

Covered Loans, net of Indemnification Asset Amortization	$1,603	7.60%	$1,523	7.68%	$1,424	5.35%	$1,223	5.11%	$1,100	3.66%

Table 8 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Quarter Ended
	September 30, 2013			June 30, 2013		September 30, 2012
	Interest	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	6,884	$545,017	5.05%	$494,531	6.09%	$418,925	7.80%
Commercial Loans (TE) (1)	88,934	6,443,410	5.49%	6,321,599	5.16%	5,832,375	6.61%
Consumer and Other Loans	24,218	1,986,920	4.84%	1,932,346	5.54%	1,765,529	6.35%

Total Loans	120,036	8,975,347	5.32%	8,748,476	5.30%	8,016,829	6.61%
Loss Share Receivable	(22,875)	228,047	-39.25%	268,700	-26.69%	448,746	-29.20%

Total Loans and Loss Share Receivable	97,161	9,203,394	4.21%	9,017,176	4.35%	8,465,575	4.71%
Mortgage Loans Held for Sale	1,289	119,343	4.32%	170,620	3.17%	182,543	3.21%
Investment Securities (TE) (1)(2)	9,485	2,093,549	1.98%	2,059,502	1.92%	1,963,451	2.22%
Other Earning Assets	577	258,362	0.89%	338,668	0.87%	298,681	0.85%

Total Earning Assets	108,512	11,674,648	3.74%	11,585,966	3.80%	10,910,250	4.14%
Allowance for Loan Losses		(160,994)		(183,783)		(180,798)
Nonearning Assets		1,430,781		1,479,368		1,453,102

Total Assets		$12,944,435		$12,881,551		$12,182,554

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	1,909	$2,257,050	0.34%	$2,488,721	0.32%	$2,023,769	0.35%
Savings and Money Market Accounts	2,603	4,213,764	0.25%	4,113,671	0.26%	3,701,947	0.46%
Certificates of Deposit	4,012	1,918,669	0.83%	2,025,823	0.87%	2,206,939	1.00%

Total Interest-bearing Deposits	8,524	8,389,483	0.40%	8,628,215	0.42%	7,932,655	0.58%
Short-term Borrowings	104	289,659	0.14%	294,789	0.16%	367,443	0.21%
Long-term Debt	2,432	282,314	3.37%	293,746	3.39%	438,828	3.10%

Total Interest-bearing Liabilities	11,060	8,961,456	0.49%	9,216,750	0.51%	8,738,926	0.69%
Noninterest-bearing Demand Deposits		2,338,772		2,010,263		1,773,302
Noninterest-bearing Liabilities		130,052		125,932		150,988

Total Liabilities		11,430,280		11,352,945		10,663,216
Shareholders’ Equity		1,514,155		1,528,606		1,519,338

Total Liabilities and Shareholders’ Equity		$12,944,435		$12,881,551		$12,182,554

Net Interest Spread		$97,452	3.25%	$96,482	3.29%	$96,726	3.45%
Tax-equivalent Benefit		2,321	0.08%	2,396	0.08%	2,417	0.09%
Net Interest Income (TE) / Net Interest Margin (TE) (1)		$99,773	3.37%	$98,878	3.39%	$99,143	3.58%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 9 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Nine Months Ended
	September 30, 2013			September 30, 2012
	Interest	Average Balance	Average Yield/Rate (%)	Interest	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	21,868	$504,154	5.78%	24,903	$445,085	7.46%
Commercial Loans (TE) (1)	258,420	6,324,468	5.48%	279,329	5,569,467	6.69%
Consumer and Other Loans	78,056	1,928,747	5.41%	77,973	1,650,302	6.31%

Total Loans	358,344	8,757,369	5.48%	382,205	7,664,854	6.65%
Loss Share Receivable	(68,707)	293,116	-30.91%	(89,899)	510,097	-23.16%

Total Loans and Loss Share Receivable	289,637	9,050,485	4.30%	292,306	8,174,951	4.79%
Mortgage Loans Held for Sale	3,965	155,900	3.39%	3,747	145,138	3.44%
Investment Securities (TE) (1)(2)	27,323	2,065,295	1.94%	32,333	1,981,130	2.38%
Other Earning Assets	2,180	423,775	0.69%	2,036	343,771	0.79%

Total Earning Assets	323,105	11,695,456	3.74%	330,422	10,644,990	4.20%
Allowance for Loan Losses		(196,412)			(179,927)
Nonearning Assets		1,467,475			1,431,895

Total Assets		$12,966,519			$11,896,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	5,836	$2,402,803	0.32%	5,577	$1,977,963	0.38%
Savings and Money Market Accounts	8,864	4,166,013	0.28%	12,825	3,569,705	0.48%
Certificates of Deposit	13,038	2,024,369	0.86%	19,755	2,321,289	1.14%

Total Interest-bearing Deposits	27,738	8,593,185	0.43%	38,157	7,868,957	0.65%
Short-term Borrowings	365	292,453	0.16%	507	288,545	0.23%
Long-term Debt	8,196	328,856	3.29%	9,999	433,510	3.03%

Total Interest-bearing Liabilities	36,299	9,214,494	0.52%	48,661	8,591,012	0.75%
Noninterest-bearing Demand Deposits		2,097,110			1,648,502
Noninterest-bearing Liabilities		130,368			150,658

Total Liabilities		11,441,972			10,390,172
Shareholders’ Equity		1,524,547			1,506,786

Total Liabilities and Shareholders’ Equity		$12,966,519			$11,896,958

Net Interest Spread		$286,806	3.22%		$281,760	3.44%
Tax-equivalent Benefit		7,182	0.08%		7,210	0.09%
Net Interest Income (TE) / Net Interest Margin (TE) (1)		$293,988	3.33%		$288,970	3.59%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 10 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

	For The Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Net Interest Income (GAAP)	$97,452	$96,482	$96,726
Effect of Tax Benefit on Interest Income	2,321	2,396	2,417

Net Interest Income (TE) (Non-GAAP) (1)	99,773	98,878	99,143

Noninterest Income (GAAP)	43,263	42,489	46,553
Effect of Tax Benefit on Noninterest Income	489	485	493

Noninterest Income (TE) (Non-GAAP) (1)	43,752	42,974	47,046

Taxable Equivalent Revenues (Non-GAAP) (1)	143,525	141,852	146,189

Securities Losses (Gains)	(13)	57	(41)
Impact of New Accounting Standard	5,496	4,967	—
Other noninterest income	—	—	—

Taxable Equivalent Operating Revenues (Non-GAAP) (1)	$149,008	$146,876	$146,148

Total Noninterest Expense (GAAP)	$108,152	$117,361	$109,848
Less Intangible Amortization Expense	(1,179)	(1,181)	(1,287)

Tangible Noninterest Expense (Non-GAAP) (2)	106,973	116,180	108,561

Merger-related expenses	85	—	2,985
Severance expenses	554	1,670	712
Occupancy expenses and branch closure expenses	594	306	284
Impairment of long-lived assets	977	4,618	—
Provision for FDIC clawback liability	667	130	—
Debt prepayment	—	—	—
Termination of debit card rewards program	—	450	—
Professional expenses and litigation settlements	(630)	150	574

Tangible Operating Noninterest Expense (Non-GAAP) (2)	$104,725	$108,856	$104,006

Return on Average Common Equity (GAAP)	6.08%	4.09%	5.56%
Effect of Intangibles (2)	2.66%	1.87%	2.35%
Effect of Non Operating Revenues and Expenses	1.82%	2.91%	1.04%

Operating Return on Average Tangible Common Equity (Non-GAAP) (2)	10.56%	8.88%	8.95%

Efficiency Ratio (GAAP)	76.9%	84.5%	76.7%
Effect of Tax Benefit Related to Tax Exempt Income	(1.5%)	(1.8%)	(1.6%)

Efficiency Ratio (TE) (Non-GAAP) (1)	75.4%	82.7%	75.1%
Effect of Amortization of Intangibles	(0.9%)	(0.8%)	(0.8%)
Effect of Non-Operating Items and New Accounting Standard	(4.2%)	(7.8%)	(3.1%)

Tangible Operating Efficiency Ratio (TE)(Non-GAAP) (1) (2)	70.3%	74.1%	71.2%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Table 11 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)

(dollars in thousands)

	For The Quarter Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Dollar Amount			Dollar Amount			Dollar Amount
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Net Income (Loss) (GAAP)	$30,549	$23,192	$0.78	$19,803	$15,590	$0.53	$29,378	$21,234	$0.73
Noninterest income adjustments
Loss (Gain) on sale of investments	(13)	(8)	(0.00)	57	37	0.00	(41)	(27)	(0.00)
Other noninterest income	—	—	—	—	—	—	—	—	—
Noninterest expense adjustments
Merger-related expenses	85	55	0.00	—	—	—	2,985	1,940	0.07
Severance expenses	554	360	0.01	1,670	1,086	0.04	712	463	0.02
Impairment of long-lived assets	977	635	0.02	4,618	3,002	0.10	—	—	—
Provision for FDIC clawback liability	667	434	0.01	130	84	0.00	—	—	—
Occupancy expenses and branch closure expenses	594	386	0.01	306	199	0.01	284	185	0.01
Termination of debit card rewards program	—	—	—	450	293	0.01	—	—	—
Professional expenses and litigation settlements	(630)	(410)	(0.01)	150	97	0.00	574	373	0.01

Operating earnings (Non-GAAP) (3)	32,783	24,644	0.83	27,185	20,388	0.69	33,892	24,168	0.83
Covered and acquired (reversal of) provision for loan losses	(854)	(555)	(0.02)	(3,141)	(2,042)	(0.07)	3,827	2,488	0.09
Other (reversal of) provision for loan losses	2,868	1,864	0.07	4,949	3,217	0.11	226	147	0.01

Pre-provision operating earnings (Non-GAAP) (3)	$34,797	$25,953	$0.89	$28,992	$21,563	$0.73	$37,945	$26,803	$0.92

Net Income (Loss) (GAAP)	$30,549	$23,192	$0.78	$19,803	$15,590	$0.53	$29,378	$21,234	$0.73
Impact of adoption of new accounting standard (4)	5,496	3,572	0.12	4,967	3,228	0.11	—	—	—

Earnings less impact of new accounting standard (Non-GAAP)	$36,045	$26,764	$0.90	$24,770	$18,818	$0.64	$29,378	$21,234	$0.73

Operating earnings including the impact of the adoption of new accounting standard (Non-GAAP)	$32,783	$24,644	$0.83	$27,185	$20,388	$0.69	$33,892	$24,168	$0.83
Impact of adoption of new accounting standard (4)	5,496	3,572	0.12	4,967	3,228	0.11	—	—	—

Operating earnings less impact of new accounting standard (Non-GAAP)	$38,279	$28,216	$0.95	$32,152	$23,617	$0.80	$33,892	$24,168	$0.83

(1)	Per share amounts may not appear to foot due to rounding.
(2)	After-tax amounts estimated based on a 35% marginal tax rate.
(3)	Includes the impact of the adoption of ASU 2012-06 in the three-month periods ending September 30, 2013 and June 30, 2013.
(4)	Adjustments represent additonal amortization on the Company’s loss share receivable due to the adoption of ASU 2012-06 for the three month-periods ending September 30, 2013, and June 30, 2013. The amounts included above represent the incremental amortization as calculated using the yield on the covered portfolio for the three month period ending December 31, 2012. The Company expects the additional amortization (calculated on the same basis as the amount above) over the next four quarters to be as follows:

Quarter Ended	Pre-tax Amount	After-tax Amount (2)	Per Share (5)
12/31/2013	$5,742	$3,732	$0.13
3/31/2014	5,603	3,642	0.12
6/30/2014	5,246	3,410	0.11
9/30/2014	5,002	3,251	0.11

(5)	Per share amounts have been calculated using a sharecount that is consistent with the fully diluted sharecount for the quarter ended September 30, 2013.